UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 8, 2019

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue, Parris Building 34, Navy Yard Plaza Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 259-1970

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZIOP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On October 8, 2019, the Board of Directors, or the Board, of Ziopharm Oncology, Inc., or the Company, appointed Christopher Bowden, MD, as a director of the Company to fill an existing vacancy on the Board. Dr. Bowden will serve as a director until the Company’s 2020 Annual Meeting of Stockholders and until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal. It is contemplated that Dr. Bowden may serve on certain committees of the Company’s Board in the future, but no such committee appointments have been made at this time.

Dr. Bowden, 58, has been the chief medical officer of Agios Pharmaceuticals, Inc. since May 2014. Prior to joining Agios, Dr. Bowden was vice president product development oncology, franchise lead (Signaling Group) at Genentech for eight years. From 2003 to 2006, Dr. Bowden was the executive director for EMEA (Europe, Middle East, Africa) regions for Bristol-Myers Squibb Company. Earlier, Dr. Bowden held positions of increasing responsibility in oncology clinical development, Phases I-III at Pharmacia Corporation and Janssen Pharmaceutical, Inc. Prior to his industry experience, Dr. Bowden was on the oncology faculty at the University of Virginia Health Science Center. Dr. Bowden serves on the Board of Directors of Miragen Therapeutics, Inc. Dr. Bowden received his M.D. from Hahnemann University School of Medicine followed by internal medicine training at Roger Williams Medical Center and the Providence VA Medical Center, Rhode Island. He completed his medical oncology fellowship at the National Cancer Institute Medicine Branch. Dr. Bowden is board certified in internal medicine and medical oncology.

Dr. Bowden will be compensated in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described in greater detail in the Company’s definitive proxy statement on Schedule 14A relating to its 2019 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission, or the Commission, on April 29, 2019.

In connection with his appointment, the Company will enter into its standard form of indemnity agreement with Dr. Bowden, the form of which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 31, 2013. Dr. Bowden was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person and there are no related party transactions between Dr. Bowden and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM ONCOLOGY, INC.

	By:	/s/ Robert Hadfield
Date: October 15, 2019		Name: Robert Hadfield
Title: General Counsel and Secretary